PRESS RELEASE

Media Contact:
Nevin Reilly

Sloane & Company

Ph: 212-446-1893, nreilly@sloanepr.com

Verticalnet Plans to Appeal Delisting Notification from Nasdaq

MALVERN, PA April 28, 2006 – Verticalnet, Inc. (NASDAQ: VERT) announced today that it received a Nasdaq Staff Determination on April 26, 2006, indicating that the Company is not in compliance with Nasdaq’s minimum bid price requirement of $1.00 per share for continued listing of the Company’s common stock on the Nasdaq Capital Market as set forth in Marketplace Rule 4310(c)(4). As a result, the Company’s common stock is subject to delisting from the Nasdaq Capital Market on May 5, 2006.

Following procedures set forth in the Nasdaq Marketplace Rule 4800 Series, the Company plans to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. The hearing request is expected to stay the delisting of the Company’s common stock, allowing the Company to continue its listing on the Nasdaq Capital Market pending the Panel’s decision. There can be no assurance, however, that the Panel will grant the Company’s request for continued listing.

On April 14, 2006, Verticalnet mailed to shareholders its Definitive Proxy Statement in connection with the 2006 annual meeting of shareholders, which is scheduled to be held on May 19, 2006. One of the proposals set forth in the proxy statement seeks approval from Verticalnet’s shareholders to authorize the board of directors to affect a reverse split of Verticalnet’s outstanding common stock at an exchange ratio of no less than 1-for-3 and no more than 1-for-7. If a reverse stock split is completed, Verticalnet expects to satisfy the $1.00 per share minimum bid price requirement set forth in Marketplace Rule 4310(c)(4). However, there can be no assurance that Verticalnet will be able to meet all initial inclusion criteria for the Nasdaq Capital Market in Nasdaq Marketplace Rule 4310(c) following a reverse stock split or that the Panel will grant Verticalnet’s request for continued listing. Also, there can be no assurance that Verticalnet’s shareholders will approve this proposal.

About Verticalnet

Verticalnet is a leading provider of on-demand supply management solutions that enable companies to identify and realize sustained value across the supply management lifecycle. Going beyond traditional spend management and sourcing approaches, Verticalnet’s solutions provide the visibility, insight and process control required to maximize the sustained value realization from supply management. Large enough to help customers attain supply management success worldwide, yet nimble enough to provide individual attention and remain focused on customer priorities, Verticalnet is helping leading Global 2000 companies and mid-market enterprises move their supply management efforts to the next level through an optimal blend of software, comprehensive services, and deep category knowledge and domain expertise.

To learn more, please visit us at www.verticalnet.com.

Cautionary Statement Regarding Forward-Looking Information

This announcement contains forward-looking information that involves risks and uncertainties. Such information includes statements about the Company planning to request a hearing before a Nasdaq Listing Qualifications Panel, the hearing staying the delisting of the Company’s common stock, Verticalnet satisfying the $1.00 per share minimum bid price requirement set forth in Marketplace Rule 4310(c)(4) if a reverse stock split is effected, as well as statements that are preceded by, followed by or include the words “believes,” “plans,” “intends,” “expects, “anticipates,” “scheduled,” or similar expressions. For such statements, Verticalnet claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Verticalnet is making these statements as of April 28, 2006 and assumes no obligation to publicly update or revise any of the forward-looking information in this announcement.

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Verticalnet is a registered trademark or a trademark in the United States and other countries of Vert Tech LLC